Exhibit 99.4

Special Meeting of Shareholders
July 7, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please complete, date, sign and mail the
detached proxy card in the enclosed postage-prepaid envelope.

PROXY VOTING
You can vote in one of three ways: 1) By Mail, 2) By Phone or, 3) By Internet.
See the reverse side of this sheet for instructions.
IF YOU ARE NOT VOTING BY TELEPHONE OR BY INTERNET, COMPLETE BOTH SIDES OF THIS PROXY,
DETACH AND RETURN IN THE ENCLOSED ENVELOPE TO:

Illinois Stock Transfer Company
209 W. Jackson Boulevard, Suite 903
Chicago, Illinois 60606-6905

DETACH PROXY CARD HERE

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED TO THE COMPANY, WILL BE VOTED IN THE MANNER DIRECTED ON THIS CARD. IN THE EVENT THAT NO SUCH DIRECTION IS GIVEN HEREON AND THIS PROXY IS NOT SUBSEQUENTLY REVOKED OR SUPERSEDED, THE PROXY HOLDERS NAMED ABOVE INTEND TO VOTE FOR THE MERGER PROPOSAL LISTED ON THE REVERSE.

Dated	, 2004

(Please sign here)

TO ENSURE A QUORUM, YOU ARE URGED TO DATE, COMPLETE, AND SIGN THIS PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES.

Please sign exactly as your name(s) appear(s). When signing as attorney, executor, administrator, trustee, officer, partner, or guardian, please give full title. If more than one trustee, all should sign. WHETHER OR NOT YOU INTEND TO ATTEND THE SPECIAL MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

HUMBOLDT BANCORP

If you plan to personally attend the special meeting of shareholders on July 7, 2004, please check the box and list the names of attendees below.

Return this stub in the enclosed envelope with your completed proxy card.

I/We do plan to attend the special meeting.	☐

Name(s) of persons attending:

TO VOTE BY MAIL

To vote by mail, complete both sides, sign, date and return this proxy in the envelope provided.

TO VOTE BY TELEPHONE

To vote by telephone, follow these steps:

1.	Read the accompanying Proxy Statement.

2.	Using a Touch-Tone telephone, call Toll Free 1.800.555.8140 and follow the instructions

3.	When asked for your Voter Control Number, enter the number printed just above your name on the front of the proxy card below.

Please note that all votes cast by telephone must be submitted prior to 11:59 PM Central Time on Monday, July 5, 2004.

Your Telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

If You Vote By TELEPHONE Please Do Not Return This Proxy By Mail.

TO VOTE BY INTERNET

To vote by Internet, follow these steps:

1.	Read the accompanying Proxy Statement.

2.	Visit our Internet voting Site at http://www.eproxyvote.com/ist-hmbcm/ and follow the instruction on the screen.

3.	When prompted for your Voter Control Number, enter the number printed just above your name on the front of the proxy card.

Please note that all votes cast by Internet must be submitted prior to 11:59 PM Central Time on Monday, July 5, 2004.

Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

This is a “secured” web site. Your software and/or Internet provider must be “enabled” to access this site. Please call your software or internet provider for further information.

If You Vote By INTERNET Please Do Not Return This Proxy By Mail.

REVOCABLE PROXY	HUMBOLDT BANCORP

     The undersigned appoint(s) R. Blair Reynolds and Patrick J. Rusnak, and each of them, as proxies for the undersigned, with full power of substitution and revocation, to represent and to vote, as designated below, all shares of common stock of Humboldt Bancorp (the “Company”) that the undersigned would be entitled to vote if personally present, at the special meeting of shareholders of the Company to be held at Humboldt Bank Plaza, 2440 Sixth Street, Eureka, CA 95501, on Wednesday, July 7, 2004, at 9:00 a.m., Pacific Time, upon the following items as set forth in the Notice of Special Meeting and Proxy Statement, and according to their discretion upon all other matters that may be properly presented for action at the special meeting, or any adjournment thereof. The undersigned may revoke this Proxy at any time prior to its exercise.

PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE ☒

1.	To approve the principal terms of the merger contemplated by the Agreement and Plan of Reorganization, dated March 13, 2004, by and among Umpqua Holdings Corporation, Umpqua Bank, Humboldt Bancorp and Humboldt Bank, pursuant to which Humboldt Bancorp will merge with and into Umpqua Holdings Corporation, including the issuance of Umpqua Holdings Corporation common stock in connection with the merger.

☐	FOR	☐	AGAINST	☐	ABSTAIN